Exhibit 99.1

Five Prime to Present First Pre-clinical Data of Anti-CCR8 Antibody FPA157 at Society for Immunotherapy of Cancer Virtual Annual Meeting

•	Data will be presented during late-breaker abstract virtual poster sessions on November 11 and November 13, 2020

SOUTH SAN FRANCISCO, Calif.—(BUSINESS WIRE)—November 02, 2020— Five Prime Therapeutics, Inc. (NASDAQ: FPRX), a clinical-stage biotechnology company focused on developing immune modulators and precision therapies for solid tumor cancers, today announced the upcoming virtual poster presentation of the first preclinical data from its anti-CCR8 antibody, FPA157 program, at the Society for Immunotherapy of Cancer (SITC) 35th Anniversary Annual Meeting being held from November 9-14, 2020.

Late-breaker Virtual Poster Presentation and Q&A Details:

Title: Development of FPA157, an anti-CCR8 depleting antibody engineered to preferentially eliminate tumor-infiltrating T regulatory cells

Poster Number: 861

Live Q&A Sessions: November 11, 2020 from 5:15-5:45 pm EST and November 13, 2020 from 4:40-5:10 EST

Author and Q&A Presenter: Edwina Naik, PhD, Associate Director, Immuno-Oncology Research

About FPA157

FPA157 is an antibody-dependent cell-mediated cytotoxicity (ADCC)-enhanced monoclonal antibody targeting CCR8 that is designed to deplete the T regulatory cell (Treg) population in the tumor microenvironment. Tregs inhibit anti-tumoral immune responses and act through multiple suppressive mechanisms.1,2 FPA157 is part of the Five Prime immuno-oncology antibody pipeline and is undergoing IND-enabling studies.

About Five Prime Therapeutics

Five Prime Therapeutics, Inc. discovers and develops innovative protein therapeutics to improve the lives of patients with serious diseases. Five Prime’s product candidates have innovative mechanisms of action and address patient populations in need of better therapies. The company focuses on researching and developing immuno-oncology and targeted cancer therapies paired with companion diagnostics to identify patients who are most likely to benefit from treatment with Five Prime’s product candidates. Five Prime has entered into strategic collaborations with leading global pharmaceutical companies and has promising product candidates in clinical and preclinical development. For more information, please visit www.fiveprime.com.

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Five Prime’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Forward-looking statements contained in this press release include statements regarding the timing of the presentation of data for Five Prime’s product candidates. Actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during research, preclinical or clinical studies, changes in expected or existing competition, changes in the regulatory, pricing or reimbursement environment, and unexpected litigation or other disputes. In addition, while the company expects the COVID-19 pandemic to adversely affect its business operations and financial results, the extent of the impact on the company’s ability to advance its preclinical development and business and corporate development and other objectives will depend on future developments that are highly uncertain, and the company cannot predict with confidence the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the U.S. and in other countries and the effectiveness of actions taken globally to contain and treat COVID-19. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Five Prime’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” contained therein. Except as required by law, Five Prime assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

References

1.

Teng MW, Ngiow SF, von Scheidt B, McLaughlin N, Sparwasser T, Smyth MJ. Conditional regulatory T-cell depletion releases adaptive immunity preventing carcinogenesis and suppressing established tumor growth [published correction appears in Cancer Res. 2010; 70(23):10014]. Cancer Res. 2010; 70(20):7800-7809. doi:10.1158/0008-5472.CAN-10-1681

2.

Simpson TR, Li F, Montalvo-Ortiz W, et al. Fc-dependent depletion of tumor-infiltrating regulatory T cells co-defines the efficacy of anti-CTLA-4 therapy against melanoma. J Exp Med. 2013; 210(9):1695-710. doi:10.1084/jem.20130579

Source: Five Prime Therapeutics, Inc.

Media and Investor Contact

Martin Forrest

VP, Investor Relations & Corporate Communications

Five Prime Therapeutics, Inc.

415-365-5625

martin.forrest@fiveprime.com